PROMISSORY NOTE


$200,000.00                                                    Phoenix, Arizona
                                                               November 15, 1996


         FOR VALUE RECEIVED, the undersigned (collectively, "Maker") jointly and severally promise to pay to the order of ORTHOLOGIC CORP., a Delaware corporation ("Payee"), at 2850 South 36th Street, Suite 16, Phoenix, Arizona 85034, or at such other location as Payee may from time to time designate, the principal amount of TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00), or so much thereof as Payee may advance to or for the benefit of Maker, or either of them, plus interest calculated on a daily basis (based on a 365-day year) from the date hereof on the principal balance from time to time outstanding as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

                  (a) Interest shall accrue at the Prime Rate. The "Prime Rate" is defined as the interest rate per annum designated by the Wall Street Journal as its "prime rate", as listed on the date of this note. The interest rate on this indebtedness shall be fixed on the date of this note and will remain unchanged for the term.

                  (b) The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable hereunder shall be due and payable in full on the earlier to occur of:

                           (i) the  closing  of the sale of  Maker's  New Jersey
                  home, having an address of 324 Kelly Drive, Neshanic Station, New Jersey 08853; or

                           (ii) the third anniversary of the date of this Note.

                  All payments on this Note shall be applied first to the payment of any costs, penalties, late charges, fees or other charges incurred in connection with the indebtedness evidenced hereby, next to the payment of accrued interest and then to the reduction of the principal balance.

                  Maker  hereby  waives  presentment  for  payment,   notice  of
nonpayment,   protest,  demand,  notice  of  protest,  notice  of  acceleration, dishonor, intent to accelerate and nonpayment, diligence in enforcement, and indulgences of every kind, and without further notice hereby agrees to renewals, extensions, indulgences and acceptance of partial payments, either before or after maturity. This Note shall be binding upon Maker and
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their respective  heirs,  personal  representatives,  successors and assigns and shall inure to the benefit of Payee and its successors and assigns.

         Failure of Payee to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of the continuance of any existing default after demand for strict performance hereof. Further, any forbearance by Payee in exercising any right or remedy hereunder, or otherwise afforded by applicable law shall not be a waiver of or preclude the exercising of any such right or remedy. Payee's remedies as provided herein shall be cumulative and concurrent and may be pursued singularly, successfully or together at Payee's sole discretion and may be exercised as often as the occasion may arise. This Note may not be modified, amended or changed orally. It may only be amended, modified or changed by an agreement in writing signed by the party against whom enforcement of any waiver, modification, change, amendment or discharge is sought.

         Time is of the essence in this Note. At the option of Payee, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without notice upon the failure to pay any sum due and owing hereunder as provided herein, if the failure continues for five (5) days after the due date.

         After maturity, including maturity upon acceleration after default, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest from the date of maturity until paid at the rate that is five percent (5%) per annum above the annual rate that would otherwise be payable under the terms hereof. Maker shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. All such costs and expenses shall be secured by the Loan Documents. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Payee.

         If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Maker agrees to pay, in addition to all other sums payable hereunder, all reasonable costs and expenses of collection, including but not limited to, reasonable attorneys' fees.

         Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by Payee, in connection with this Note. It is the intent of the Maker and Payee in execution of this Note to contract in strict compliance with all applicable usury laws governing the loan evidenced by this Note. In furtherance thereof, Maker and Payee stipulate and agree that none of the terms and provisions contained in this Note shall ever be construed to create a contract for the use, forbearance or extension of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by or under any laws
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governing the loan  evidence by this Note.  Maker shall never be required to pay interest on this Note at the rate in excess of the maximum interest that may be lawfully charged under applicable laws. In the event any holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable laws, all such sums deemed to constitute interest in excess of the maximum permissible rate shall, immediately upon such determination, be applied to the principal of this Note until the principal thereof shall be paid in full and the excess, if any, shall be returned to Maker.

         This Note and the obligations contained herein shall be binding upon and may be enforced against both the separate and community properties of the undersigned.

         This Note shall be governed by and construed according to the laws of the State of Arizona.

                                                MAKER:
Address:
324 Kelly Drive
Neshanic Station, NJ 08853                       /s/ GEORGE A. ORAM, JR.
                                                -----------------------
                                                GEORGE A. ORAM, JR.

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